THE PHOENIX EDGE SERIES FUND
                                101 Munson Street
                         Greenfield, Massachusetts 01301



                               February ___, 2003



Dear Policy or Contract Owner:

         On January 31, 2003, Phoenix Variable Advisors, Inc. ("PVA") terminated J.P. Morgan Investment Management Inc. ("J.P. Morgan") as subadvisor for the Phoenix-J.P. Morgan Research Enhanced Index Series (the "Series"), a series of The Phoenix Edge Series Fund (the "Fund"). PVA and the Fund have been granted an exemptive order (the "Order") from the Securities and Exchange Commission ("SEC") that permits PVA and the Fund to hire, terminate or replace subadvisors without shareholder approval. Upon termination of J.P. Morgan, PVA hired Alliance Capital Management L.P. ("Alliance") as the new subadvisor for the Series, and the Series has been renamed the Phoenix-Alliance/Bernstein Enhanced Index Series.

         Some or the entire variable portion of your variable life insurance policy or your variable annuity contract, issued by Phoenix Life Insurance Company or a Phoenix subsidiary ("Phoenix"), is invested in shares of the Series. As a condition of the Order, PVA and the Fund must provide you with the enclosed Information Statement to update you as to the proposed subadvisory changes.

         If you should have any questions regarding these changes, please feel free to call Phoenix Variable Products Customer Service at (800) 541-0171. Thank you for your continued investment in The Phoenix Edge Series Fund.



                                                Sincerely,

                                                SIMON Y. TAN
                                                President

                              INFORMATION STATEMENT

                          THE PHOENIX EDGE SERIES FUND
                                101 Munson Street
                         Greenfield, Massachusetts 01301

         The Phoenix Edge Series Fund ("Fund") serves as an investment vehicle for use in connection with variable life insurance policies and variable annuity contracts (collectively, "Contracts") issued by Phoenix Life Insurance Company and its subsidiaries (together "Phoenix") and their separate accounts. Phoenix and the separate accounts are the sole shareholders of record of the Fund. Some or the entire variable portion of your variable life insurance policy or your variable annuity contract, issued by Phoenix is invested in shares of the Fund.

         The Fund is an open-end management investment company (commonly referred to as a mutual fund) registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"). The Fund had 36 separate investment portfolios, including the Phoenix-J.P. Morgan Research Enhanced Index Series (the "Series"), as of December 31, 2002. Phoenix Variable Advisors, Inc., ("PVA") acts as the Investment Advisor to the Series, and is located at One American Row, Hartford, CT 06102.

         On January 31, 2003, PVA terminated J.P. Morgan Investment Management Inc. ("J.P. Morgan") as subadvisor for the Series. PVA and the Fund have been granted an exemptive order (the "Order") from the Securities and Exchange Commission ("SEC") that permits PVA and the Fund to hire, terminate or replace subadvisors without shareholder approval. As a condition of the Order, PVA and the Fund must provide you with this Information Statement to update you as to these subadvisory changes. More information about the Order is provided below.

         THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Upon termination of J.P. Morgan, PVA hired Alliance Capital Management L.P. ("Alliance") as the new subadvisor for the Series, and the Series has been renamed the Phoenix-Alliance/Bernstein Enhanced Index Series. J.P. Morgan's principal place of business is located at 522 Fifth Avenue, New York, New York 10036. Alliance is located at 1345 Avenue of the Americas, New York, New York 10105.

         The transaction set forth above was unanimously approved by the Board of Trustees of the Fund (the "Board"), including a majority of the Trustees who are not "interested persons" of the Fund (within the meaning of the 1940 Act) ("Disinterested Trustees").

                                 THE TRANSACTION
                                 ---------------

         The transaction had three steps:

         > On January 31, 2003, PVA terminated J.P. Morgan as subadvisor for the
           Series;

         > Immediately thereafter, PVA hired Alliance as the new subadvisor for the Series; and

         > The Series was renamed the Phoenix-Alliance/Bernstein Enhanced Index
           Series.

         PVA entered into a subadvisory agreement with J.P. Morgan on December 20, 1999. J.P. Morgan's management style for the Series was to seek a high total return by investing in a broadly diversified portfolio of equity securities of large and medium capitalization companies within the market sectors found in the S&P 500.

         The S&P 500 is a market weighted compilation of 500 common stocks selected on a statistical basis by Standard & Poor's Corporation. The S&P 500 is typically composed of issues in the following sectors: industrial, financial, public utilities, and transportation. J.P. Morgan was to evaluate each of the economic sectors represented in the S&P 500 and invest in securities that they believed to be undervalued and which offered growth potential and an overall volatility of return similar to that of the S&P 500. J.P. Morgan also sought to reduce the Series' volatility relative to the S&P 500 by attempting to generally match the Series' equities holdings to various risk characteristics of the S&P 500 such as market capitalization, weightings and diversification. Finally, J.P. Morgan used fundamental analysis and systematic stock valuation to exclude stocks within economic sectors that appear to be extremely overvalued.

         During the period that J.P. Morgan acted as subadvisor to the Series, performance lagged the S&P 500 Index, the Series' benchmark, by approximately ..50%. This placed the Series in the bottom ten percent of similarly managed mutual funds according to Lipper. The Board carefully reviewed the Series' performance, and determined that a subadvisor change was necessary.

         Pursuant to the Order received from the SEC, PVA and the Fund could, with the approval of the Board, be permitted to enter into and materially amend subadvisory agreements without such agreements being approved by the shareholders of the Fund. The Fund and PVA therefore have the right to hire, terminate, or replace subadvisors without shareholder approval, including, without limitation, the replacement or reinstatement of any subadvisor with respect to which a subadvisory agreement has automatically terminated as a result of an assignment. PVA has the ultimate responsibility to oversee subadvisors and recommend their hiring, termination, and replacement.

         The Board asked Management of the Fund to propose several replacement subadvisors. As discussed in further detail below in the section entitled "Trustees' Considerations"; the Board selected Alliance after reviewing the qualifications of several outstanding firms. In particular, the Board was impressed with the effort Alliance had shown as subadvisor of the Phoenix-Alliance/Bernstein Growth + Value Series, another series of the Fund.

         Notification was made to J.P. Morgan terminating the subadvisory agreement effective January 31, 2003. Alliance was hired to replace J.P. Morgan as subadvisor for the Series on that date. Finally, the Series was renamed as the Phoenix-Alliance/Bernstein Enhanced Index Series.

         Contractholders and policyowners who have directed the allocation of their investment to the subaccount corresponding to the Series may elect to exchange their investment into another subaccount invested in the Fund without penalty at any time.

                        THE FORMER SUBADVISORY AGREEMENT
                        --------------------------------

         The following chart lists the date of the former subadvisory agreement between PVA and J.P Morgan and the date it was last considered and renewed by the Board.

                                   Date of Former             Date Last Renewed
Name of Series                     Subadvisory Agreement      by Board
--------------------------------------------------------------------------------
Phoenix-J.P. Morgan Research
Enhanced Index Series              12/20/99                   11/12/02


         The following table summarizes the advisory fees paid by the Series to PVA, and the subadvisory fees paid by PVA to J.P. Morgan, for the fiscal year ended December 31, 2001. The Series' advisory fee is .45% of average net assets. The Series' subadvisory fee is .25% of average net assets for the first $100 million, and .20% of average net assets thereafter. The subadvisory fee is not charged directly to the Fund, as J.P. Morgan was paid by PVA from the advisory fee.


                                                              Subadvisory
                                   Advisory Fees Paid to      Fees Paid to
Name of Series                     PVA by the Series          J.P. Morgan by PVA
--------------------------------------------------------------------------------
Phoenix-J.P. Morgan Research
Enhanced Index Series              $480,618                   $267,010


         Under the former agreement, J.P. Morgan provided investment subadvisory services to the Series, including making decisions regarding the acquisition, holding or disposition of securities or other assets that the Series may have owned or contemplated acquiring from time to time. All services under the subadvisory agreement have been provided in accordance with the Fund's Declaration of Trust, as amended, any policies adopted by the Board, and the investment policies of the Series as disclosed in the Fund's registration statement on file with the SEC, as amended from time to time.

         J.P. Morgan had the exclusive authority to manage the investment and reinvestment of the assets of the Series, subject to the discretion and control of PVA and the Board. J.P. Morgan provided an investment program for the Series consistent with the Series' investment objectives based upon the development, review and adjustment of investment policies approved from time to time by the Board and PVA in consultation with J.P. Morgan. J.P. Morgan agreed to use its best professional judgment to make investment decisions for the Series in accordance with the terms of the former subadvisory agreement.

         Unless instructed otherwise by PVA, J.P. Morgan placed all orders for the purchase and sale of investments for the Series with brokers or dealers selected by J.P. Morgan, which may include brokers or dealers affiliated with J.P. Morgan. J.P. Morgan used its best efforts to obtain best execution of transactions at prices that were advantageous to the Series and at commission rates that were reasonable in relation to the benefits received. However, J.P. Morgan may have selected brokers or dealers on the basis that they provided brokerage, research, or other services or products to a Series or other accounts serviced by J.P. Morgan. J.P. Morgan may have placed transactions with a broker or dealer with whom it had negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if J.P. Morgan had determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by the broker or dealer, viewed in terms of either that particular transaction or on all transactions, taken as a whole, for the Series and other accounts over which J.P. Morgan exercised investment discretion. Not all services or products provided by brokers or dealers that were generated with Series commissions were necessarily used by J.P. Morgan in managing the Series, but may have been allocated among other accounts, as appropriate.

                          THE NEW SUBADVISORY AGREEMENT
                          -----------------------------

         The new subadvisory agreement contains substantially the same terms as the former subadvisory agreement. The initial term of the new subadvisory agreement reflects the date on which Alliance replaced J.P. Morgan as subadvisor to the Series, January 31, 2003. The new subadvisory agreement for the Series is attached to this Information Statement as Exhibit A.

         As compensation for its services, Alliance will be entitled to receive from PVA fees calculated as a percentage of the Series' average daily net assets. The fee is calculated daily and paid monthly. The annual rate paid by PVA to Alliance is set forth below.

                                     Subadvisory Fee under
Name of Series                       New Subadvisory Agreement
--------------------------------------------------------------------------------
Phoenix-Alliance/Bernstein           0.225% on the first $50 million
Enhanced Index Series                0.180% between $50 million and $200 million
                                     0.135% over $200 million


         Under the new subadvisory agreement, Alliance will provide investment subadvisory services to the Series, including making decisions regarding the acquisition, holding or disposition of securities or other assets that the Series may own or contemplate acquiring from time to time. All services under the subadvisory agreement must be provided in accordance with the Fund's Declaration of Trust, as amended, any policies adopted by the Board, and the investment policies of the Series as disclosed in the Fund's registration statement on file with the SEC, as amended from time to time.

         Alliance will have the exclusive authority to manage the investment and reinvestment of the assets of the Series, subject to the discretion and control of PVA and the Board. Alliance will provide an investment program for the Series consistent with the Series' investment objectives based upon the development, review and adjustment of investment policies approved from time to time by the Board and PVA in consultation with Alliance. Alliance has agreed to use its best professional judgment to make investment decisions for the Series in accordance with the terms of the new subadvisory agreement.

         Unless instructed otherwise by PVA, Alliance will place all orders for the purchase and sale of investments for the Series with brokers or dealers selected by Alliance, which may include brokers or dealers affiliated with Alliance. Alliance will use its best efforts to obtain best execution of transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, Alliance may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to a Series or other accounts serviced by Alliance. Alliance may place transactions with a broker or dealer with whom it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if Alliance determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research provided by the broker or dealer, viewed in terms of either that particular transaction or on all transactions, taken as a whole, for the Series and other accounts over which Alliance exercises investment discretion. Not all services or products provided by brokers or dealers that are generated with Series commissions will necessarily be used by Alliance in managing the Series, but may be allocated among other accounts, as appropriate.

                             BOARD'S CONSIDERATIONS
                             ----------------------

          When deciding to replace J.P. Morgan as subadvisor to the Series, the Board and Management of the Fund considered the following items for selecting a replacement subadvisor:

          > nature, extent and quality of available services;

          > availability of economies of scale;

          > return of investment (performance results);

          > prevailing subadvisory fees;

          > volume of orders processed by subadvisors;

          > overall costs of providing services; and

          > subadvisor profitability.

         The Board and Management later considered additional information about Alliance, in particular:

          > Alliance and its personnel (including particularly those personnel with responsibilities for providing services to the Series), resources and investment process;

          > the terms of the subadvisory agreement;

          > the scope and quality of the services that Alliance had already been providing to the Fund;

          > the investment performance of similar funds managed by Alliance over various periods;

          > the subadvisory fee rates payable to Alliance by PVA and by other funds and client accounts managed by Alliance, and payable by similar funds managed by other subadvisors;

          > the total expense ratio of the Series and of similar funds managed by other advisors;

          > the profitability of Alliance and its affiliates; and

          > Alliance's use of Series' portfolio brokerage transactions to obtain research benefiting the Series or other Alliance clients at a cost that may be in excess of the amount other brokers would charge or to reduce certain out-of-pocket expenses otherwise payable by the Series.

          The Fund's procedures and the Investment Company Act of 1940 (the "Act") require annual review and approval of principal contracts, including investment advisory agreements and subadvisory agreements in the management of the Funds. The new subadvisory agreement became effective on January 31, 2003. Unless terminated, the new subadvisory agreement will remain in full force and effect until November 30, 2003, and therefore only so long as its continuance has been specifically approved at least annually by the Board in accordance with Section 15(a) of the Act and by the majority vote of the disinterested Trustees in accordance with
Section 15(c) of the Act.

          Under Section 36(b) of the Act, an investment advisor or subadvisor has a fiduciary duty to mutual fund shareholders with respect to compensation received by it for services rendered. An investment advisor or subadvisor is not permitted to charge fees deemed to be excessive. Under Section 15(c) of that Act, the Board is charged with requesting and evaluating such information as may reasonably be necessary to evaluate the terms of a subadvisory agreement, including fees.

                               THE EXEMPTIVE ORDER
                               -------------------

          The Fund and PVA filed an application on September 26, 2001 and an amendment to the application on July 9, 2002, requesting an order under Section 6(c) of the Act granting an exemption from Section 15(a) of the Act and Rule 18f-2 under the Act. The Order would permit the Fund and PVA to enter into and materially amend subadvisory agreements without shareholder approval.

         On July 10, 2002, a notice of the filing of the application was issued (Investment Company Act Release No. 25655). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing was ordered. No request for a hearing was filed, and the Commission did not order a hearing.

         The SEC considered the matter and found, on the basis of the information set forth in the application, as amended, that granting the requested exemption was appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. Therefore, pursuant to the Order received from the SEC, PVA and the Fund could, with the approval of the Board, be permitted to enter into and materially amend subadvisory agreements without such agreements being approved by the shareholders of the Fund. The Fund and PVA therefore have the right to hire, terminate, or replace subadvisors without shareholder approval, including, without limitation, the replacement or reinstatement of any subadvisor with respect to which a subadvisory agreement has automatically terminated as a result of an assignment. PVA has the ultimate responsibility to oversee subadvisors and recommend their hiring, termination, and replacement.

                             ADDITIONAL INFORMATION
                             ----------------------

          PVA is wholly owned by PM Holdings, Inc., located at One American Row, Hartford, Connecticut 06102. PM Holdings, Inc. owns 100% of PVA's voting securities. PM Holdings, Inc. is wholly owned by Phoenix Life Insurance Company, located at One American Row, Hartford, Connecticut 06102. Phoenix Life Insurance Company owns 100% of PM Holdings, Inc.'s voting securities. Phoenix Life Insurance Company is wholly owned by The Phoenix Companies, Inc., located at One American Row, Hartford, Connecticut 06102. The Phoenix Companies, Inc. owns 100% of the Phoenix Life Insurance Company's voting securities.

MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------
    The Board of Trustees supervises the business and affairs of the Fund under the laws of The Commonwealth of Massachusetts and the Declaration of Trust, as amended. The Independent Trustees of the Fund and their principal occupations for the last five years are set forth below. There is no stated term of office for Trustees of the Fund.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 NUMBER OF
                                                                                               PORTFOLIOS IN
                                                                                               FUND COMPLEX     OTHER TRUSTEESHIPS/
NAME, ADDRESS, (DOB), AND        LENGTH OF                PRINCIPAL OCCUPATION(S)               OVERSEEN BY        DIRECTORSHIPS
POSITION(S) WITH TRUST          TIME SERVED                 DURING PAST 5 YEARS                   TRUSTEE         HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------------------
                                                       DISINTERESTED TRUSTEES
------------------------------------------------------------------------------------------------------------------------------------
Frank M. Ellmer, CPA            Since 1999    Retired                                               33        None
704 SW Lake Charles Circle
Port St. Lucie, FL  34986
(4/11/40)
Trustee

------------------------------------------------------------------------------------------------------------------------------------
John A. Fabian                  Since 1999    Retired                                               33        None
497 Hensler Lane
Oradell, NJ 07649
(2/5/34)
Trustee

------------------------------------------------------------------------------------------------------------------------------------
Roger A. Gelfenbien             Since 2000    Retired                                               33        Chairman, Board of
37 Stonegate Drive                                                                                            Trustees at The
Wethersfield, CT 06109                                                                                        University of
(5/14/43)                                                                                                     Connecticut
Trustee                                                                                                       (1997-present).
                                                                                                              Director, USAllianz
                                                                                                              Variable
                                                                                                              Insurance Product
                                                                                                              Trust,
                                                                                                              23 funds
                                                                                                              (1999-present).

------------------------------------------------------------------------------------------------------------------------------------
Eunice S. Groark                Since 1999    Self-employed                                         33        Director, Peoples'
35 Saddle Ridge Drive                                                                                         Bank
Bloomfield, CT 06002                                                                                          (1995-present)
(2/1/38)
Trustee

------------------------------------------------------------------------------------------------------------------------------------
Frank E. Grzelecki              Since 2000    Retired; previously Managing Director,                33        Director,
312 Greenley Road                             Saugatuck Associates, Inc. (1999-2000); Vice                    Barnes Group, Inc.
New Canaan, CT 06840                          Chairman, (1997-1998), President/Chief                          (1997-present).
(6/19/37)                                     Operating Officer (1992-1997), Handy & Harman,
Trustee                                       Trenwick Group, LTD (1999-2001)

------------------------------------------------------------------------------------------------------------------------------------
John R. Mallin                  Since 1999    Principal/Attorney, Cummings & Lockwood, LLC          33        None
Cummings & Lockwood                           (1996-present)
CityPlace I
185 Asylum Street
Hartford, CT  06103
(7/28/50)
Trustee

------------------------------------------------------------------------------------------------------------------------------------

         The following individuals are officers of The Phoenix Edge Series Fund:

         President and Trustee                           Tan, Simon Y.
         Executive VP and Trustee                        Gilotti, Michael J.
         VP/Treasurer/Principal Accounting Officer       Curtiss, Nancy G.
         VP/Compliance Officer                           Bonner, Doreen A.
         VP/Counsel/Secretary                            Wirth, Richard J.
         AML Compliance Officer                          Driessen, Robert S.
         Assistant Treasurer                             Porter, Jacqueline M.
         Assistant Secretary                             Beers, John H.
         Assistant Secretary                             Crisafulli, Frances J.
         Assistant Secretary                             Swendiman, Matthew A.

         Phoenix Equity Planning Corporation ("PEPCO") serves as financial agent to the Fund. PEPCO is located at 100 Bright Meadow Boulevard, Enfield, CT 06803.

                           FUTURE SHAREHOLDER MEETINGS
                           ---------------------------

         As a Massachusetts business trust, the Fund does not hold shareholder meetings, unless required by the 1940 Act. The Fund relied upon an Order from the SEC to terminate J.P. Morgan as subadvisor to the Series without a shareholder meeting. Shareholders who wish to present a proposal for action at the next meeting should submit the proposal to:

                  Richard J. Wirth
                  Phoenix Life Insurance Company
                  One American Row
                  PO Box 5056
                  Hartford, CT 06102-5056

         Proposals must be received a reasonable time prior to the date of the shareholder meeting to be considered for inclusion in the proxy materials for the meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be submitted for consideration by shareholders.

                                        By Order of the Board of Trustees,


                                        RICHARD J. WIRTH
                                        Secretary
Hartford, Connecticut
February ___, 2003

                                    EXHIBIT A

                              SUBADVISORY AGREEMENT
                          THE PHOENIX EDGE SERIES FUND

Alliance Capital Management L.P.                     Dated:  January 6, 2003
                                                             -----------------
1345 Avenue of the Americas
New York, New York 10105


         WHEREAS, The Phoenix Edge Series Fund (the "Fund") is an open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder;

         WHEREAS, the shares of the Fund are offered or may be offered in several series;

         WHEREAS, Phoenix Variable Advisors, Inc. (the "Advisor") evaluates and recommends series advisors for certain series and is responsible for the day-to-day management of such series;

         WHEREAS, under a certain exemptive order issued by the Securities and Exchange Commission on August 6, 2002, Release No. 25693 (the "Order"), the Advisor has been granted the authority, subject to the approval of the Fund's Board of Trustees, to enter into subadvisory agreements with subadvisors, materially amend existing subadvisory agreements, and approve new subadvisory agreements with existing subadvisors in cases where the subadvisory agreement has been terminated as a result of an "assignment", in each case without such subadvisory agreement being approved by the shareholders of the applicable series;

         WHEREAS, the management of the Phoenix-J.P. Morgan Research Enhanced Index Series (the "Series") by J.P. Morgan Investment Management Inc. will be terminated effective as of January 31, 2003;

         WHEREAS, in accordance with the Order, the Fund's Board of Trustees approved the replacement of subadvisors to the Series of J.P. Morgan Investment Management Inc. with Alliance Capital Management L.P. (the "Subadvisor") at its meeting on November 12, 2002;

         WHEREAS, the Series shall be renamed the "Phoenix-Alliance/Bernstein Enhanced Index Series", effective January 31, 2003; and

         WHEREAS, the Advisor desires to retain the Subadvisor, a limited partnership organized under the laws of the State of Delaware, to furnish portfolio management services for the Series and its Bernstein Investment Research and Management Unit to manage the portion of the assets invested in value stocks, and the Subadvisor is willing to furnish such services.

         NOW, THEREFORE, the Advisor and the Subadvisor agree as follows:

1. Employment as a Subadvisor. The Advisor, being duly authorized, hereby employs the Subadvisor to invest and reinvest the assets of the Series on the terms and conditions set forth herein. The services of the Subadvisor hereunder are not to be deemed exclusive; the Subadvisor may render services to others and engage in other activities that do not conflict in any material manner with the Subadvisor's performance hereunder.

2. Acceptance of Employment; Standard of Performance. The Subadvisor accepts its employment as a subadvisor to the Advisor and agrees to use its best professional judgment to make investment decisions for the Series in accordance with the provisions of this Agreement.

3.       Services of Subadvisor.

                (a) The Subadvisor shall provide the services set forth herein and in Schedule A attached hereto and made a part hereof. In providing management services to the Series, the Subadvisor shall be subject to the investment objectives, policies and restrictions of the Fund as they apply to the Series and as set forth in the Fund's then current Prospectus and Statement of Additional Information (as the same may be modified from time to time), and to the Fund's Agreement and Declaration of Trust, to the investment and other restrictions set forth in the Act, the Securities Act of 1933, as amended, and the diversification requirements of Section 817(h) of the Internal Revenue Code ("IRC"), the provisions of Subchapter M of the IRC applicable to regulated investment companies, including those which underlie variable annuities, the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the IRC and the rules and regulations adopted under each such provision; and to the supervision and direction of the Advisor, who in turn is subject to the supervision and direction of the Board of Trustees of the Fund. The Subadvisor shall not, without the Advisor's prior approval, effect any transactions that would cause the Series at the time of the transaction to be out of compliance with any of such restrictions or policies. The Subadvisor will keep the Fund and the Advisor informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund and the Advisor from time to time with whatever information the Sub-Advisor believes is appropriate for this purpose.

                (b) Subject at all times to the limitations set forth in subparagraph 3(a) above, the Subadvisor shall have full authority at all times with respect to the management of the Series, including, but not limited to, authority to give written or oral instructions to various broker/dealers, banks or other agents; to bind and obligate the Fund to and for the carrying out of contracts, arrangements, or transactions which shall be entered into by the Subadvisor on the Fund's behalf with or through such broker/dealers, banks or other agents; to direct the purchase and sale of any securities; and generally to do and take all action necessary in connection with the Series, or considered desirable by the Subadvisor with respect thereto. The Subadvisor may maintain uninvested cash balances in the Series as it shall deem reasonable without incurring any liability for the payment of interest thereon.

4.       Expenses.      The Subadvisor shall furnish the following at its own
                        expense:

                (a) Office facilities, including office space, furniture and equipment utilized by its employees, in the fulfillment of Subadvisor's responsibilities hereunder;

                (b) Personnel necessary to perform the functions required to manage the investment and reinvestment of each Series' assets (including those required for research, statistical and investment work), and to fulfill the other functions of the Subadvisor hereunder; and

                (c) The Subadvisor need not provide personnel to perform, or pay the expenses of the Advisor for, services customarily performed for an open-end management investment company by its national distributor, custodian, financial agent, transfer agent, auditors and legal counsel.

5. Transaction Procedures. All transactions for the Series will be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian pursuant to its agreement with the Fund (the "Custodian Agreement"), of all cash and/or securities due to or from the Series. The Subadvisor shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Subadvisor shall advise the Custodian and confirm in writing or by confirmed electronic transmission to the Fund all investment orders for the Series placed by it with brokers and dealers at the time and in the manner set forth in the Custodian Agreement and in Schedule B hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadvisor. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadvisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers and dealers to execute Series transactions initiated by the Subadvisor, and to select the markets on or in which the transactions will be executed.

         A. In placing orders for the sale and purchase of Series securities for the Fund, the Subadvisor's primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadvisor to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Subadvisor reasonably believes that the broker or dealer selected by it can be expected to obtain "best execution" on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadvisor, viewed in terms of either that particular transaction or of the Subadvisor's overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

         B. Subject to the requirements of paragraph A above, the Advisor shall have the right to require that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Advisor and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or that will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct or exclusive benefit to the Series. In addition, subject to paragraph A above, the applicable Conduct Rules of the National Association of Securities Dealers, Inc. and other applicable law, the Fund shall have the right to request that transactions be executed by brokers and dealers by or through whom sales of shares of the Fund are made.

         C. Subject to its duty to seek best execution and compliance with the requirements of Section 11(a) of the Securities Exchange Act of 1934, as amended, the Subadvisor may utilize its affiliate Sanford C. Bernstein & Co., LLC ("SCB LLC"), to execute trades for the Series from time to time at rates not exceeding the usual and customary broker's commission. Under Federal law, the Subadvisor must obtain the Advisor's consent to permit SCB LLC to effect agency cross transactions for the Series, which consent is hereby granted. The Subadvisor represents, warrants and covenants that all agency cross transactions for the Series will be effected by Subadvisor and SCB LLC strictly in accordance with Rule 206(3)-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). An agency cross transaction is where SCB LLC purchases or sells securities from or to a non-managed account on behalf of a client's managed account. By "non-managed" it is meant that the account is not managed by Subadvisor, or any of its respective affiliated investment advisers. Pursuant to this consent, the Subadvisor will only permit SCB LLC to effect an agency cross transaction for the Series with a non-managed account. In an agency cross transaction where SCB LLC acts as broker for the Series, SCB LLC receives commissions from both sides of the trade and there is a potentially conflicting division of loyalties and responsibilities. However, as both sides to the trade want to execute the transaction at the best price without moving the market price in either direction, the

                  Subadvisor believes that an agency cross transaction will aid both sides to the trade in obtaining the best price for the trade. THE TRUSTEES OR THE ADVISOR MAY REVOKE THIS CONSENT BY WRITTEN NOTICE TO THE SUBADVISOR AT ANY TIME.

7. Fees for Services. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Advisor in accordance with the attached Schedule C. Pursuant to the Investment Advisory Agreement between the Fund and the Advisor, the Advisor is solely responsible for the payment of fees to the Subadvisor. Brokerage services provided by an affiliate of Subadvisor are not within the scope of the duties of the Subadvisor under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Trustees, SCB LLC may receive brokerage commissions from the Series for such services.

8. Limitation of Liability. The Subadvisor shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Series and that such acts or omissions shall not have resulted from the Subadvisor's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadvisor in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Subadvisor from liability under the Act, other federal or state securities laws or common law).

9. Confidentiality. Subject to the duty of the Subadvisor to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Series and the actions of the Subadvisor and the Fund in respect thereof.

10. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Subadvisor shall notify the Advisor in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Advisor to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur and to take the steps it deems necessary.

11. Representations, Warranties and Agreements of the Subadvisor. The Subadvisor represents, warrants and agrees that:

         A. It is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

         B. It will maintain, in the form and for the period required by Rule 31a-2 under the Act, the records and information required by [the relevant portion of subparagraph (b) (1) and] subparagraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f)
                  of Rule 31a-1 under the Act respecting its activities with respect to the Series, and such other records with respect thereto relating to the services the Subadvisor provides under this Agreement as may be required in the future by applicable SEC rules. The records maintained by the Subadvisor hereunder shall be the property of the Fund and surrendered promptly upon request.

         C. It has a written code of ethics complying with the requirements of Rule 17j-l under the Act and will provide the Advisor with a copy of the code of ethics and evidence of its adoption. Subadvisor acknowledges receipt of the written code of ethics adopted by and on behalf of the Fund (the "Code of Ethics"). The Subadvisor will not be subject to the Code of Ethics of the Fund as long as its code of ethics complies with the applicable regulatory requirements and its code of ethics is approved by the Board of Trustees of the Trust. Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadvisor shall certify to the Fund and to the Advisor that the Subadvisor has complied with the requirements of Rule 17j-l during the previous calendar quarter and that there has been no violation of its code of ethics, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Subadvisor shall permit the Fund and Advisor to examine the reports required to be made by the Subadvisor under Rule 17j-l(c)(1) and this subparagraph.

         D. It will use all necessary efforts to manage the Series so that the Fund will qualify as a regulated investment company under Subchapter M of the IRC and will satisfy the diversification requirements of Section 817(h) of the IRC and the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the IRC and the rules and regulations adopted under each such provision.

         E. It will furnish the Advisor a copy of its Form ADV as filed with the Securities and Exchange Commission.

         F.       It will be responsible for the preparation and filing of
                  Schedule 13G and Form 13F on behalf of the Series in accordance with the requirements thereunder.

         G. It will notify the Advisor of any changes in the membership of its general partners within a reasonable time after such change.

         H. Reference is hereby made to the Declaration of Trust dated February 18, 1986, establishing the Fund, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. The name Phoenix Edge Series Fund refers to the Trustees under said Declaration of Fund, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the Fund estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadvisor nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate.

12. Representations, Warranties and Agreements of the Advisor. The Advisor represents, warrants and agrees that:

         A. It has the power and has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to execute this Agreement, which constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         B.       It is registered as an "investment adviser" under the Advisers
                  Act.

         C. It will deliver to the Subadvisor true and complete copies of the Prospectus, Statement of Additional Information, and such other documents or instruments governing the investments and investment policies and practices of the Series, and during the term of this Agreement will promptly deliver to the Subadvisor true and complete copies of all documents and instruments supplementing, amending, or otherwise becoming such Fund Documents before or at the time they become effective.

         D. It will deliver to the Subadvisor any limitations imposed upon the Fund as a result of relevant diversification requirements under the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended.

         E. It will furnish or otherwise make available to the Subadvisor such other information relating to the business affairs of the Fund as the Subadvisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

13. Reports. The Subadvisor shall provide the Advisor such periodic and special reports as the Advisor may reasonably request. The Subadvisor agrees that such records are the property of the Fund, and shall be made reasonably available for inspections, and by the Fund or to the Advisor as agent of the Fund, and promptly upon request surrendered to either. The Subadvisor is authorized to supply the Fund's independent accountants, PricewaterhouseCoopers LLP, or any successor accountant for the Fund, any information that they may request in connection with the Fund.

14. Proxies. Unless the Advisor or the Fund gives the Subadvisor written instructions to the contrary, Subadvisor will vote, and shall comply with the Fund's proxy voting procedures then in effect, to vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which assets of the Series may be invested. The Advisor shall cause the Custodian to forward promptly to Subadvisor all proxies upon receipt, so as to afford Subadvisor a reasonable amount of time in which to determine how to vote such proxies. Subadvisor agrees to provide the Advisor with quarterly proxy voting reports in such form as the Advisor may request from time to time.

15. Recordkeeping. The Subadvisor will assist the recordkeeping agent for the Fund in determining or confirming the value of any securities or other assets in the Series for which the recordkeeping agent seeks assistance from or identifies for review by the Advisor. The parties agree that, consistent with applicable law, the Advisor will not bear responsibility for the determination of value of any such securities or other assets.

16. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Advisor, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the Act.

17. Effective Date; Term. This Agreement shall become effective on the date set forth on the first page of this Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until November 30, 2003, and thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with Section 15(a) of the Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of Section 15(c) thereof.

18. Notices. Except as otherwise provided in this Agreement, all notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by confirmed facsimile or by pre-paid first class letter post or overnight courier to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

         If to the Advisor:         PHOENIX VARIABLE ADVISORS, INC.
                                    One American Row
                                    Hartford, Connecticut
                                    Attention: Doreen Bonner

         If to the Subadvisor:      Alliance Capital Management L.P.
                                    1345 Avenue of the Americas
                                    New York, New York 10105
                                    Attention: Richard Winge, Senior Vice
                                        President
                                    With a copy to: Chul Chang, Business
                                        Relationship Manager

19. Termination. This Agreement may be terminated by either party, without penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, upon sixty (60) days' written notice to the other party, but any such termination shall not affect the status, obligations or liabilities of either party hereto to the other party.

20. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

21. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.


                                    PHOENIX VARIABLE ADVISORS, INC.


                                    By:  _______________________
                                         Title: Simon Y. Tan, President



ACCEPTED:

ALLIANCE CAPITAL MANAGEMENT L.P.

BY: ALLIANCE CAPITAL MANAGEMENT
    CORPORATION, ITS GENERAL PARTNER


By: ______________________
    Title:





SCHEDULES:  A.       Subadvisor Functions
            B.       Operational Procedures
            C.       Fee Schedule

                                   SCHEDULE A
                                   ----------

                              SUBADVISOR FUNCTIONS

         With respect to managing the investment and reinvestment of the Series assets, the Subadvisor shall provide, at its own expense:

         (a) An investment program for the Series consistent with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Advisor;

         (b) Implementation of the investment program for the Series based upon the foregoing criteria;

         (c) Annual reports, in form and substance acceptable to the Advisor and Subadvisor, with respect to foreign custody as governed by Rule 17f-7 under the Act.

         (d) Quarterly reports, in form and substance acceptable to the Advisor, with respect to: i) compliance with the Subadvisor's code of ethics; ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; iii) diversification of Series assets in accordance with the then prevailing prospectus and statement of additional information pertaining to the Series and governing laws; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Series limitation on acquisition of illiquid securities; v) cross transactions conducted pursuant to Rule 17a-7 under the Act; vi) proxy voting reports; vii) any and all other reports reasonably requested in accordance with or described in this Agreement; and, viii) the implementation of the Series investment program, including, without limitation, analysis of Series performance;

         (e) Attendance by appropriate representatives of the Subadvisor at meetings requested by the Advisor or Trustees at such time(s) and location(s) as reasonably requested by the Advisor or Trustees; and

         (f) Participation, overall assistance and support in marketing the Series, including, without limitation, meetings with pension fund representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties requested by the Advisor.

         (g) This Schedule A is subject to amendment from time to time to require additional reports as contemplated by Paragraph 13 of this Agreement.

                                   SCHEDULE B
                                   ----------

                             OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank and Trust Company (the "Custodian"), the custodian for the Fund.

The Subadvisor must furnish the Custodian with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 8:30 p.m. (Eastern Standard time) on the day of the trade. The deadline for semi-annual and annual financial reporting days is 5 p.m. The necessary information can be sent via facsimile machine to the Custodian. Information provided to the Custodian shall include the following:

         1.       Purchase or sale;
         2.       Security name;
         3.       CUSIP number (if applicable);
         4.       Number of shares and sales price per share;
         5.       Executing broker;
         6.       Settlement agent;
         7.       Trade date;
         8.       Settlement date;
         9.       Aggregate commission or if a net trade;
         10.      Interest purchased or sold from interest bearing security;
         11.      Other fees;
         12.      Net proceeds of the transaction;
         13.      Exchange where trade was executed; and
         14.      Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadvisor daily with a cash availability report. This will normally be done by confirmed facsimile or confirmed electronic transmission so that the Subadvisor will know the amount available for investment purposes.

                                   SCHEDULE C
                                   ----------

                                 SUBADVISORY FEE

         For services provided to the Fund pursuant to paragraph 3 hereof, the Advisor will pay to the Subadvisor, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of:

              0.225% on the first $50 million of average net assets;

              0.180% on average net assets between $50 million and $200 million;

              0.135% on average net assets in excess of $200 million.

The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadvisor, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.